SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

September 30, 2005

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry Into a Material Agreement

     On October 3, 2005, the Registrant issued a press release announcing that the agreement with EnCana Oil & Gas (USA) Inc., to sell selected interests in its Maverick Basin holdings for a purchase price of US$80, was successfully closed and funded on September 30, 2005. Please see the previous Form 8-K filed on September 27, 2005, for further details.

Item 5.02: Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On Friday, September 30, 2005, Charles W. Yates, III informed the Company of his resignation from the Board of Directors and Mr. Michael Heinz resigned as Board Observer. Mr. Yates' and Mr. Heinz' affiliation with the Board had been as the designees of holders of the redeemable preferred stock. They did not serve on any Board committees. The preferred was repaid in full out of the proceeds from the asset sale agreement that closed on Friday. Both had served since August 2003.

     Additionally, on October 3, 2005, Mr. Thomas H. Gose informed the Company of his intention to retire from the Board of Directors. Mr. Gose's retirement enables him to focus more time on other business interests. Mr. Gose had served on the Company's Board since February 1989. Prior to his resignation, Mr. Gose served on the Audit and Nominating committees.

Mr. Yates position on the Board will not be replaced. The appointment of a Board member to serve the remainder of Mr. Gose's term, which ends in 2008, will be announced when made.

Item 7.01: Regulation FD

     On October 3, 2005, the Registrant issued a press release entitled "The Exploration Company to Webcast IPAA Symposium Presentation" announcing the upcoming presentation to be web cast on Wednesday October 5, 2005. An outline of the presentation slides is provided as Exhibit 99.3 to this Form 8-K.

Item 8.01: Other Events

     On October 4, 2005, the Registrant canceled its hedges for natural gas for November 2005 through April 2007. The cancellation required a cash payment of approximately $9.9 million. This payment will substantially offset the accrued derivative obligations recorded in the first three quarters of 2005. As of October 31, 2005, the Company will no longer have any hedge position for natural gas. The hedges in place for crude oil remain unchanged.

Item 9.01: Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release dated October 3, 2005, entitled "The Exploration Company to Webcast IPAA Symposium Presentation "

99.2	Press release dated October 3, 2005, entitled "The Exploration Company Completes $80 Million Asset Divestiture; Retires Debt, Redeems Preferred Shares, Announces Change in Board of Directors"

99.3	Outline of presentation slides for October 5, 2005 presentation to the IPAA Symposium scheduled for 1:10 p.m. local time in San Francisco.

The information contained in this report under Item 7.01, including the exhibits, is intended to be furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 5, 2005

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)